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                                                                 EXHIBIT 10-F(i)

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 1st day of June, 1997, by and between Priority Healthcare Corporation, an Indiana corporation (the "Company"), and Melissa McIntyre (the "Employee").

                                   Recitals
                                   --------

          1. The Company is engaged in the business of the provision of health care services and in various related activities.

          2. The Company desires to have the Employee as an employee of the Company, and the Employee desires such employment, all on the terms and conditions set forth in this Agreement.

                                   Agreement
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein, the Company and the Employee agree as follows:

                                   ARTICLE I
                                   ---------
                                  Employment
                                  ----------

          The Company hereby agrees to the Employee's employment with the Company in accordance with the terms and conditions of this Agreement, and the Employee hereby agrees to the terms and conditions of this Agreement. The Employee is employed as Executive Vice President of Priority Healthcare Corporation and shall have duties, responsibilities and powers as shall be determined from time to time by, and all of her duties, responsibilities and powers shall at all times be subject to the order, direction and supervision of any superior officers within the Company.

                                  ARTICLE II
                                  ----------
                               Term of Agreement
                               -----------------

          The term of employment which this Agreement establishes shall commence as of the date of this Agreement and end on February 28, 1999. Notwithstanding the foregoing, the term of employment established by this Agreement is subject to prior termination as hereinafter provided.

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                                  ARTICLE III
                                  -----------
                              Devotion to Duties
                              ------------------

          During the term of employment, the Employee shall devote her full time, attention, skill and effort to the operations of the Company and shall not, during such term, engage in any other business activity requiring any substantial amount of her time (whether or not such business activity is pursued for gain, profit or pecuniary advantage).

                                  ARTICLE IV
                                  ----------
                             Regular Compensation
                             --------------------

          The Company shall pay to the Employee and the Employee shall accept from the Company, as compensation for her services and for her covenants and other obligations hereunder, the gross bi-weekly salary of $4,892.31. Employee's salary will be reviewed annually, consistent with the Company's compensation policies.

                                   ARTICLE V
                                   ---------
                             Expenses and Benefits
                             ---------------------

          The Company shall reimburse the Employee for all ordinary and necessary business expenses incurred by her while carrying out her employment responsibilities under this Agreement. The Employee shall receive a monthly auto allowance of $400, shall be reimbursed by the Company for such auto's gasoline and oil charges and the Company will pay up to $900 annually for auto insurance on such auto. The Employee shall be entitled to participate in such other fringe benefit programs as the Company from time to time shall establish for all of its other full time employees of similar status if she is otherwise eligible to participate in such programs. The Company retains the right to establish limits on the types or amounts of business expenses that the Employee may incur and to abolish or alter the terms of any fringe benefit program that it may establish.

          The Employee shall be paid a bonus up to 60% of the gross salary paid to Employee during the year. Such bonus shall be based on individual and Company performance and shall be paid to the Employee no later than March 31 of the year following the year in which the bonus is earned.

          The Employee shall also be eligible to participate in the Company's stock option plan and shall be entitled to receive annual options for at least 15,000 shares of the Company's common stock (or common stock of Bindley Western Industries, Inc. if the Company's common stock is not publicly traded) during the term of this Agreement, which options shall be subject to the terms and conditions of the Company's stock option plan.

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                                  ARTICLE VI
                                  ----------
                                  Termination
                                  -----------

          Section 6.01. Reasons for Termination. The Employment of the Employee shall be terminated upon the occurrence of any of the following events:

          (a)  Death of the Employee.

          (b) At the Company's option, upon the Employee's violation of Company policy or failure to perform any of her duties or obligations under this Agreement in a satisfactory manner, or upon any dishonesty of any kind or willful misconduct of the Employee, including, but not limited to, theft of or other unauthorized personal use of Company funds or other remuneration from Company suppliers or potential suppliers. Employee may be terminated under this paragraph 6.01(b) only following prior notice to the Employee of the reason for termination and an opportunity to dispute such reason.

          (c) At the Company's option, if the Employee shall suffer a permanent disability. For purposes of this Agreement, "permanent disability" shall be defined as the Employee's inability through physical or mental illness or other cause to perform, in the opinion of the Company, duties assigned to her hereunder for the continuous period of three months during the term of this Agreement.

          (d)  At the Company's option, without cause.

          (e)  At the Employee's option, without cause.

          Section 6.02.  Compensation Upon Termination.
          ------------   -----------------------------

          (a) Should the employment of the Employee be terminated under subsections (a) or (c) of Section 6.01 of this Agreement, the Company shall pay to the Employee (or the Employee's personal representative), within ten business days after the date of termination, a sum equal to the aggregate amount of regular compensation that was paid to the Employee under this Agreement for the one-month period preceding such date of termination.

          (b) Should the employment of the Employee be terminated under subsections (b) or (e) of Section 6.01 of this Agreement, the Employee shall be paid her regular compensation up to the date of termination.

          (c) Should the employment of the Employee be terminated under subsection (d) of Section 6.01 of this Agreement, the Company shall pay to the Employee, within ten business days after the date of termination, a sum equal to the aggregate amount of regular compensation that the Employee would be entitled to receive under this Agreement for a six-month period.

          (d) Payments to the Employee under this Section 6.02 shall be considered

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severance pay in consideration of the Employee's past service and in consideration of her continued service from the date hereof. The Company may, at its discretion, withhold from such payments any federal, state, city, county or other taxes. In the event of the termination of the employment of the Employee for any reason described in Section 6.01 of this Agreement, the severance pay provided for by this Section 6.02 shall constitute the entire obligation of the Company to the Employee and full settlement of any claim under law or in equity that the Employee might otherwise assert against the Company or any of its employees, officers or directors on account of such termination.

          Section 6.03. Reimbursement for Certain Litigation Expenses. In the event of litigation to determine whether the Employee's employment was properly terminated under subsection (b) of Section 6.01, the prevailing party shall be entitled to recover all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with such litigation.

                                  ARTICLE VII
                                  -----------
                           Confidential Information
                           ------------------------

          In connection with her employment by the Company, the Employee has and will become acquainted with the affairs of the Company, its officers and employees, its sources of supply, its customers, and other trade information which the Company has acquired or will acquire at great cost and expenses. Therefore, as an essential ingredient and consideration of this Agreement, the Employee has entered into the Noncompete Agreement attached hereto as Appendix A.

                                 ARTICLE VIII
                                 ------------
                                    General
                                    -------

          Section 8.01. Severability. Should any clause, portion or section of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability of validity of the remainder of this Agreement. Should any particular covenant in this Agreement be held unreasonable or unenforceable for any reason, including, without limitation, the time period, geographical area, and scope of activity covered by such covenant, then such covenant shall be given effect and enforced to whatever extent would be reasonable and enforceable.

          Section 8.02. Assignment; Successors in Interest. This Agreement, being personal to the Employee, may not be assigned by her. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, and the heirs, executors and personal representatives of the Employee.

          Section 8.03. Governing Law. This Agreement and the performance of the parties under this Agreement shall be construed in accordance with the laws of Indiana (other than its choice of laws provisions), and any action or proceeding that may be brought, arising out of, in connection with, or by reason of this Agreement shall be governed by the laws of Indiana (other than its choice of laws provisions), to the exclusion of the law of any other forum, and regardless of the jurisdiction in which the action or proceeding may be instituted.

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          Section 8.04. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

          Section 8.05. Modification and Entire Agreement. No modification, amendments, extension or alleged waiver of this Agreement or any provision thereof will be binding upon the Employee or the Company unless in writing and signed by the Employee and a duly authorized officer of the Company. This Agreement constitutes the entire employment arrangement between the Employee and the Company and supersedes and replaces any and all prior agreements and understandings, written or oral, relative to such employment.

          IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                 PRIORITY HEALTHCARE CORPORATION


                                 By:      /s/ Robert L. Myers
                                     -----------------------------------------

                                 Title:      President and CEO
                                        --------------------------------------


                                          /s/ Melissa McIntyre
                                 ---------------------------------------------
                                 Employee Melissa McIntyre

                                          3812 Old Lockwood Rd.
                                 ---------------------------------------------
                                 Address

                                          Ovledo, FL 32765
                                 ---------------------------------------------
                                 City, State, Zip


                                          ###-##-####
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                                 Social Security Number

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